                                                         Exhibit 99.1 Form 10-SB

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   Form 10-SB

General Form for Registration of Securities of Small Business Issuers Under
Section 12(b) or (g) of the Securities Exchange Act of 1934

                   Aftersoft Group, Inc. f/k/a W3 Group, Inc.
        (Exact name of small business issuer as specified in its charter)



          Delaware                      0-27083                 84-1108035
(State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation)               File Number)          Identification No.)



Savannah House 5th Floor 11 Charles II Street London SW1Y 4QU UK 83728
(Addressof principal executive offices)                        (Zip Code)

+44 207 451 2468
(Registrant's telephone number, including area code)

Securities to be registered under Section 12(b) of the Exchange Act:
                                      None

                              AFTERSOFT GROUP, INC.

                                TABLE OF CONTENTS

PART I

Item 1 Description of Business
Item 2 Management's Discussion and Analysis or Plan of Operation
Item 3 Description of Property
Item 4 Securities Ownership of Certain Beneficial Owners and Management
Item 5 Directors, Executive Officers, Promoters and Control Persons
Item 6 Executive Compensation
Item 7 Certain Relationships and Related Transactions
Item 8 Description of Securities

PART II

Item 1 Market Price and Dividends on the Registrant's Common Equity and Other Stockholder Matters
Item 2 Legal Proceedings
Item 3 Changes in and Disagreements with Accountants
Item 4 Recent Sales of Unregistered Securities
Item 5 Indemnification of Directors and Officers

PART F/S

Financial Statements for year ending June 30, 2005 Financial Statement Notes for year ending June 30, 2005 Financial Statements for three months ending September 30, 2005


Financial Statement Notes for three months ending September 30, 2005 Consolidated Financial Statements for Aftersoft Group, Inc. as of December 21, 2005 Statement of Operations for Aftersoft Group, Inc. for July 1, 2005 to December 21, 2005

                                    PART III

Signature

                                     PART I
                  CAUTION REGARDING FORWARD-LOOKING INFORMATION

All statements contained in this Form 10-SB, other than statements of historical facts, that address future activities, events or developments are forward-looking statements, including, but not limited to, statements containing the words "believe," "anticipate," "expect" and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, whether actual results will conform to the expectations and predictions of management is subject to a number of risks and uncertainties that may cause actual results to differ materially.

Such risks include, among others, the following: international, national and local general economic and market conditions: our ability to sustain, manage or forecast our growth; availability of adequate financing on acceptable terms in timely fashion, or at all; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other factors referenced in this and previous filings.

Consequently, all of the forward-looking statements made in this Form 10-SB are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

As used in this Form 10-SB, unless the context requires otherwise, "we" or "us" or the "Company" means Aftersoft Group, Inc.

ITEM 1. DESCRIPTION OF BUSINESS

                            BACKGROUND OF THE COMPANY

Aftersoft Group is a leading provider of business and supply chain management solutions primarily to automotive parts manufacturers, retailers, tire and service chains, independent installers and wholesale distributors in the automotive aftermarket. The Company conducts its businesses through subsidiaries with operations in Europe and North America. MAM Software Limited is the leading supplier of software to the automotive parts market in the U.K. MAM Software consists of MAM Autopart Ltd, MAM AutoCat Ltd. and MAM Autowork Ltd., which are all based in Sheffield, UK. Aftersoft Network North America, Inc. is comprised of AFS Warehouse Distribution Management, Inc. and AFS Tire Management Inc., which are based in San Juan Capistrano, California and AFS Autoservice, Inc., which is based in Allentown PA. Aftersoft Network North America was formerly known as CarParts Technologies Acquisition Corp. and AFS Tire Management was formerly known as CarParts Technologies, Inc. Together these subsidiaries are the second largest supplier of software to the automotive parts market in the U.S.

                                BUSINESS OVERVIEW

Aftersoft seeks to provide a comprehensive suite of software solutions to the aftermarket automobile industry. Currently this is being achieved through the operations of its subsidiaries.

MAM Software Limited

MAM Software Limited, a wholly owned subsidiary of the Company, is the largest professional software provider to the UK automotive aftermarket. MAM Software specializes in the provision of reliable and competitive business management solutions to the motor factoring (jobber), retailing, and wholesale distribution sectors. It also develops applications for vehicle repair management and provides solutions to the retail and wholesale tire industry. All MAM software programs are based on the Microsoft Windows family of operating systems. Each program is fully compatible with the other applications in their range, enabling them to be combined to create a fully integrated package.

Aftersoft Network North America Inc

Aftersoft Network North America, Inc. (AFS), a wholly owned subsidiary of the Company, develops open business automation and distribution channel eCommerce systems for the automotive aftermarket supply chain. These systems are used by more than 3,000 leading aftermarket outlets, including tier one manufacturers, program groups, warehouse distributors, tire and service chains and independent installers. With AFS products and services many companies now generate new sales, operate more cost efficiently, accelerate inventory turns and maintain stronger relationships with suppliers and customers.

                                  BUSINESS GOAL

Our management believes that there is a clear need for our services and products in the aftermarket segment of the automotive industry. Our goal is to continue to provide first class solutions to enable our customers to achieve streamlined operations thereby increasing their scope for a greater profit margin. Our goal is to continue to develop our business organically and to seek new software solutions and packages through development or acquisition that will enhance our offering to our customers and thereby ensuring that we gain repeat business, and ultimately returning value to our shareholders.

                          OUR CURRENT PRODUCT OFFERINGS

Aftersoft is a leading provider of software, information and services primarily to wholesale distributors of automotive parts and tires and the providers of automotive repair and maintenance services for the automotive aftermarket in the United States, United Kingdom and Canada.

The Company's customer base consists of wholesale parts & tire distributors, retailers, franchisees, cooperatives, auto service chains and single location auto service businesses with high customer service expectations and complex commercial relationships.

The automotive aftermarket represents that business associated with the life cycle of a motor vehicle, the time between the expiration of the original manufacturers' warranty, when the benefit of initial purchase runs out, and the vehicle's end of life, when it is scrapped. The market includes the parts, tires and auto services required to maintain and improve the performance or appeal of a vehicle throughout its useful life.

The Company services the automotive aftermarket with business management systems, information products and online services that its customers use to manage their critical day-to-day business operations through automated point-of-sale, inventory management, purchasing, general accounting and customer relationship management.

The Company's revenues are derived from the following:

o Business management systems comprised of proprietary software applications, implementation and training; and

o Subscription-based services, including software support and maintenance, information (content) products and online services.

Industry Overview

The Company meets the business needs of customers who are involved in the maintenance and repair of automobiles and light trucks in three key segments of the automotive aftermarket, namely parts, tires and auto service.

In the United States, according to the Automotive Aftermarket Industry Association (AAIA), the automotive aftermarket generated $167.8 billion in sales in 2001 which, based on the U.S. Department of Commerce's Bureau of Economic Analysis report for 2001, ranked as the 14th largest industry in the United States. For 2003, AAIA estimates that the automotive aftermarket sales increased to $183.0 billion, or at an annualized rate of 4% growth over 2001. Further, based on the U.S. Department of Labor's statistics for 2002, the AAIA estimates that the automotive aftermarket accounted for 3% of all jobs in the United States.

In the United Kingdom, according to a 2003 report by the UK Department of Trade and Industry, the value of the UK automotive aftermarket, the annual cost of maintaining Britain's 27 million vehicles is approximately $24 billion. Longer warranties defer the start of aftermarket revenue, except for running spares and service parts, accident damage, and optional add-ons like security, entertainment and customization. Sales of new vehicles in Britain amount to $42 billion each year. Maintaining the 27 million vehicles, however, gives rise to the annual $24 billion aftermarket, including $22 billion in spare parts and fitting charges and $2 billion in inspection revenues.

The Company believes that growth in the automotive aftermarket will continue to be driven by:

o gradual growth in the aggregate number of vehicles in use;
o increase in the average age of vehicles in operation;
o growth in the total number of miles driven per vehicle per year; and
o increased vehicle complexity.

There are two primary vertical distribution channels through which aftermarket parts and tire distribution occurs: the traditional wholesale channel and the retail channel;

Automotive Aftermarket Distribution Channels

The following is a description of the vertical distribution channels in the automotive aftermarket.

o Traditional Wholesale Channel. The wholesale channel is the predominant distribution channel in the automotive aftermarket. It is characterized by the distribution of parts from the manufacturer to a warehouse distributor, to parts stores and then to automotive service providers. Warehouse distributors sell to automotive service providers through parts stores, which are positioned geographically near the automotive service providers they serve. This distribution method provides for the rapid distribution of parts. The Company has products and services that meet the needs of the warehouse distributors, parts stores and the automotive service providers.

o Retail Channel. The retail channel is comprised of large specialty retailers, small independent parts stores and regional chains that sell to "do-it-yourself" customers. Larger specialty retailers, such as Advance Discount Auto Parts, AutoZone, Inc., O'Reilly Automotive, Inc. and CSK Auto Corporation, carry a greater number of parts and accessories at more attractive prices than smaller retail outlets and are gaining market share. The business management systems used in this channel are custom developed by the large specialty retailers and for the small to medium businesses purchased from business systems providers. The Company has products and services that support the retail channel.

In addition to these two primary channels some aftermarket parts and tires do end up being distributed to the new car dealers. The business management systems used in this channel have unique functionality specific to new car dealerships. The Company sells a small number of products into the auto service provider side of car dealerships and the aftermarket wholesalers of parts and tires do some business with new car dealerships by providing them online purchasing capabilities.

Need for Technology Solutions

There are a variety of factors that drive the need for technology solutions within the automotive aftermarket.

o Inventory Management. Industry sources suggest that approximately 35% of parts produced are never sold and 30% of parts stocked are never sold. In addition, according to a University of the Aftermarket Study, approximately 25% of parts sold are eventually returned due to a lack of knowledge or capability by either the parts supplier counterman or the auto service provider installer. Thus, there is substantial inefficiency in the automotive aftermarket supply chain. This inefficiency results in excess inventory carrying costs, logistical costs and the over-production of parts and tires at the manufacturer level. Overcoming these challenges requires the combination of business systems software, information products, and connectivity services.

o Competition. In the US the need for technology solutions has been accelerated by the expansion of large specialty parts retailers such as Advance Auto Parts Inc. and large auto service chains like Monro Muffler and Brake Inc. This expansion has driven the smaller competitors to computerize or upgrade their existing systems with more modern business management solutions enabled for information products and online services. Many of the systems in use today are older, character-based or in-house developed systems with limited capability for integrating current information products and online services.

o Volume and Complexity of Information. Businesses in the automotive aftermarket are required to manage large volumes of information from numerous sources with complex inter-relationships. There are over 4.5 million different stock-keeping units (SKUs), available to parts sellers in the product catalogs used by the U.S. automotive aftermarket. The number of SKUs increase in the order of some 5% each year. Moreover, manufacturers update product information and product prices with increasing frequency as they improve their internal processing and try to keep pace with consumer trends. As a result, most automotive aftermarket businesses require sophisticated inventory management systems, accurate and timely information on parts, tires, and repair delivered through online services to communicate, manage and present this volume of data.

o Customer Service Requirements. Consumer demand for same day repair service and the need to optimize thru-put of repair bays forces automotive service providers to demand prompt and accurate delivery of specific parts and tires from their suppliers. Therefore, the ability of either the auto service provider and the warehouse distributor or parts store to access information about a products availability and price so as to be able to promptly get the required product is critical to the success of all parties. To meet these demanding customer service requirements, there is a need for business management systems, product information and online services that enable workers to reliably and accurately transact their business between warehouse distributors, parts stores and automotive service providers.

o Regional Efficiencies. The usage and availability of a combination of business management systems, information products and online services has resulted in the development of regional trading networks among auto service provider chains, parts stores, parts warehouse distributors and tire warehouse distributors. This enables participants to achieve the efficiencies and customer service levels that are key to being competitive and successful against the larger retail and service chains in the automotive aftermarket.

The Company's Systems and Services

Meeting the needs of the automotive aftermarket requires a combination of business management systems, information products and online services that combine to deliver benefits for all parties involved in the timely repair of a vehicle. The Company provides systems and services that meet these needs and help its customers to meet their customers' expectations. These products and services include:

o business management systems comprised of the Company's proprietary software applications, implementation and training and third-party hardware and peripherals;

o information products related to parts, tires, labor estimates, scheduled maintenance, repair information, technical service bulletins, pricing and product features and benefits which are used by the different participants in the automotive aftermarket; and

o Online services and products that provide online connectivity between manufacturers, warehouse distributors, retailers and automotive service providers. These products enable electronic data interchange throughout the automotive aftermarket supply chain between the different trading partners. They also enable procurement and business services to be projected over the web to an expanded business audience.

The Company's business management systems meet the needs of warehouse distributors, part stores and automotive service providers as follows:

Warehouse Distributors

o AFS Warehouse Distribution Management, Inc.: DirectStep. This product is designed for and targeted at warehouse distributors that seek to manage multiple locations and inventories on a single system. AFS Warehouse provides distributors a complete business management system for inventory management, customer maintenance, accounting, purchasing and business analytics. The products enable online trading and services including price and product information updating integrated with AFS Autoservice, Inc.'s Autopart and VAST products, which are used by parts stores and automotive service providers.

Parts Stores

o AFS Autoservice, Inc.: .Autopart This product is designed for and targeted at parts store chains that seek to manage multiple locations and inventories on a single system for a regional area and are also suited to managing single location franchisees or buying group members. Theproduct provides point of sale, inventory management, electronic purchasing capabilities and a fully integrated accounting module. It also allows the parts stores to connect with automotive service providers through the AFS Autoservice's online services.

Automotive Service Providers

o AFS Autoservice, Inc.: VAST. This product is designed for and targeted at large to medium automotive service chains that seek to manage multiple locations and inventories for a regional area is also suited to managing single location stores that are part of a franchise or a buying group. The Company's VAST product provides point-of-sale, inventory management, electronic purchasing and customer relationship management capabilities. It also allows the automotive service provider locations to connect with parts and tires warehouse distributors and parts stores through the Company's online services and products.

o AFS Autoservice, Inc:Autowork. This product is designed for and targeted at small single store automotive installers. The Autowork product provides estimate, job card, parts procurement and invoice capabilities. It also allows the automotive installer to connect with parts distributors through the company's online services and products.

In addition to the above principal products, the Company also services, maintains and provides upgrades for, but does not actively sell, three additional products for its aftermarket customers that are still utilizing these systems. These products, ASP, BDG and Tradera, track inventory, perform accounting functions and execute point-of-sale operations such as invoicing and billing.

Information Products

The Company provides product catalog and vehicle repair information required to enable point-of-sale transactions. These proprietary database products and services generate recurring revenues through monthly subscription fees.

In the United Kingdom, the Company develops and maintains proprietary information products which in the UK differentiate the Company's products from those of the majority of its competitors. In the U.S. and Canada, the Company develops and maintains a proprietary workflow capability that integrates information products sourced from its suppliers to its automotive parts and tire customers, including warehouse distributors, parts stores and automotive service providers.

The Company's principal information service is Autocat. The Company's UK information product provides access to a database of over 9 million unique automobile vehicle applications for approximately 500,000 automotive parts product lines. Business systems software used by the warehouse distributor, parts store and auto service provider enable the user to access the part information quickly and accurately. The Company charges an annual or monthly subscription fee for its information products and provides customers with periodic updates. In the UK there are approximately 1,300 aftermarket companies subscribing to the Company's information products. In the U.S. and Canada, the Company resells a significant number of information products.

In addition, other information products developed or resold by the Company include Interchange Catalog, a database that provides cross references of original equipment manufacturer part numbers to aftermarket manufacturer part numbers; Price Updating, a service that provides electronic price updates following a price change by the part manufacturer; Labor Guide, a database used by automotive service providers to estimate labor hours for purposes of providing written estimates of repair costs to customers; Scheduled Service Intervals, a database of maintenance intervals; and Tire Sizing, a database that cross-references various tire products and applications.

Customer Support Services

The companies provide post-sale support, consulting and training. Customers can call the company support lines for access to personnel who provide support and perform on-line problem solving as required. The Company also provides a customer only section of the Company's intranet site that allows customers direct access to news groups, on-line documentation and product and services related information. New customers enter into support agreements, and most retain such service agreements for as long as they own the system. Monthly fees vary with the number of locations and the software modules, information products and online services subscribed to. The agreements are generally month-to-month agreements. The Company offers training for customers at its facilities, at a customer's facilities and online for product updates or introducing specific new capabilities.

Online Services

The Company offers online e-commerce services as both system-to-system and web browser implementations. These online services connect the automotive aftermarket from manufacturers through warehouse distributors and parts stores to automotive service providers for the purpose of purchasing of parts and tires, fleet and national account transaction processing and product information distribution.

e-Commerce Gateway Services. In the U.S. and Canada, the Company's e-Commerce services utilizes automotive industry standard messaging specifications to deliver online services that connect manufacturers, warehouse distributors, parts stores and automotive service providers for the purpose of purchasing parts and tires, fleet and national account transaction processing, online product and price updating for parts and tires.

e-Commerce Browser Services. In the U.S. and Canada the Company's e-Commerce browser services enable warehouse distributors and parts stores to provide an online service to automotive service providers for the purpose of purchasing of parts and tires, accessing account information and other browser based channel management services.

Autonet. In the UK the Company's Autonet online services connect manufacturers, warehouse distributors, parts stores and automotive service providers for the purpose of purchasing of parts and tires, fleet and national account transaction processing and product information and price distribution.

Autocat. The Company's UK product information database is available for access and distribution as a web driven service. Named Autocat+, the database and access software have been enhanced to enable consumers and service professionals to look up automotive products for themselves, view diagrams and select the parts for their vehicle. This product is used by parts stores and professional installer segments of the automotive parts aftermarket. In the U.S. and Canada the Company resells a similar online service.

                               Company Operations

Sales and Marketing

The Company's sales and marketing strategy is to acquire customers and retain them, to cross sell and up sell to its customers a range of commercially compelling business management systems, information products and online services.

Within the parts, tire and auto service provider segments, the Company sells and markets through a combination of field sales, inside sales, and independent representatives. The Company seeks to partner with large customers or buying groups and leverage there relationships with their customers or members. Incentive pay is a significant portion of the total compensation package for all sales representatives and sales managers. The Company's sales focus primarily on identifying and selling to new customers complemented by an inside sales focus on selling upgrades and new software applications to its installed base.

The Company's marketing approach aims to leverage the Company's reputation for customer satisfaction and for delivering systems, information and services that improve a customer's commercial results. The goal of these initiatives is maximize customer retention and recurring revenues and to enhance the productivity of the field sales team and to create the cross selling and up selling opportunities for its systems, information products and online services.

Product Development

The Company's product development strategy is to integrate all of its products, to enhance its current products using customer funded engineering and to provide a migration path to the Company's commercially compelling replacement systems. This approach has three key benefits that support the Company's strategy. First, it maximizes the retention of customers and their recurring revenues by adding value to their business. Second, it creates the opportunity to up sell replacement business systems, information products and online services to existing customers. Third, it avoids the fear that most customers have of disruption to their business resulting from changing systems.

Customer Support and Consulting

We provide support and consulting to customers to ensure the successful use of our products and services. The Company's support and consulting also builds customer relationships, enhances customer satisfaction and maximizes customer retention. The Company's customer support and consulting organization consists of:

o Phone and online support. The Company's customers can call its support line for access to personnel who provide support and perform on-line problem solving as required.

o Implementation, education and training consulting. When the Company sells a new system its consulting and training team work together to minimize the disruption to a customer's business during the implementation process and to maximize the customers' benefit from the use of the system by training them.

The Company's UK catalog information product and other information services are delivered by its Autocat product team. The Autocat product team sources, standardizes and formats data collected from over 130 automotive parts manufacturers. The data generally is sourced from aftermarket parts manufacturers in electronic format. The Company generally produces catalog updates on compact discs approximately four times per year from its facilities in Wareham, England. The Company provides this data to its customers in a variety of formats including more recently as an online subscription.

Competition

In the U.S. and Canada, the Company competes primarily with Activant, Inc. and several smaller software companies, including iCarz, Autologue and Wrenchead, Inc. that provide similar products and services to the U.S. automotive aftermarket.

Additionally, one of the opportunities and ongoing competitive threat to the Company is custom developed in-house systems, information products and online services. For example, AutoZone, Inc. and Genuine Parts Company's NAPA Parts Group both developed their own business management systems and electronic automotive parts catalogs for their stores and members.

Several large enterprise resource planning and software companies have made public announcements regarding the attractiveness of various small and medium enterprise vertical markets, including Microsoft Corporation, Oracle Corporation and Intuit Inc. The Company has not competed with any of these larger software and service companies. However, there can be no assurance that they will not develop or acquire a competitive offering in the future.

In the UK, the Company competes primarily with Activant and several other smaller software companies including EGO and RAMDATA.

Customers

For its fiscal year ended June 30, 2005, no single customer accounted for more than 10% of the Company's total revenues. The Company's top ten customers accounted for 20% of its total revenues. Some of the Company's top customers in North America include Monro Muffler Brake, Fountain Tire and Allied Exhaust Systems. In the UK market the Company's top customers include Brown Brothers, Motorparts Direct, Carlac Ltd, TMS Motor Spares, Central Auto Supplies, CES Ltd, Jayar Components, and L Bennett and Son Ltd

                                  OUR EMPLOYEES

Aftersoft Group, Inc. has 170 full-time employees. Of these, 17 are management employees and 153 are administrative or support staff. Of these employees, 21 are located in our offices in San Juan Capistrano, CA, 32 are located in our offices in Allentown, PA, and 117 are located in our offices in the United Kingdom. All of our employees have executed customary confidentiality and restrictive covenant agreements.

                                  RISK FACTORS

Our business, financial condition or operating results are subject to a number of risk factors, both those that are known to us and identified below and others that may arise from time to time. These risk factors could cause our actual results to differ materially from those suggested by forward-looking statements in this document and elsewhere, and may adversely affect our business, financial condition or operating results. If any of those risk factors should occur, moreover, the trading price of our securities could decline, and investors in our securities could lose all or part of their investment in our securities. These risk factors should be carefully considered in evaluating the Company and its prospects.

We have a limited operating history which makes it difficult to evaluate our business and to predict our future operating results.

We were organized in July 2005. Since our inception, we have been primarily engaged in organizational activities, including developing a strategic operating plan, entering into various collaborative agreements for the development of products and technologies, hiring personnel and developing and testing our products.

We may fail to address risks we face as a developing business which could adversely affect the implementation of our business plan.

We are prone to all of the risks inherent in the establishment of any new business venture. You should consider the likelihood of our future success to be highly speculative in light of our limited operating history, as well as the limited resources, problems, expenses, risks and complications frequently encountered by similarly situated companies.

To address these risks, we must, among other things,

o maintain and increase our product portfolio;

o implement and successfully execute our business and marketing strategy;

o continue to develop new products and upgrade our existing products;

o respond to industry and competitive developments; and

o attract, retain, and motivate qualified personnel.

We may not be successful in addressing these risks. If we are unable to do so, our business prospects, financial condition and results of operations would be materially adversely affected.

To achieve profitable operations, we, alone or with others, must successfully develop, market and sell our products. The development of new software products is highly uncertain and subject to a number of significant risks. Most products resulting from our or our collaborative partners' product development efforts are not expected to be available for sale for at least a year. Potential products that appear to be promising at early stages of development may not reach the market for a number of reasons.

To date, our resources have been substantially dedicated to the acquisition, research and development of products and technologies. Most of the existing and future products and technologies developed by us will require extensive additional development. Our product development efforts may not be successful.

An increase in competition from other software manufacturers could have a material adverse effect on our ability to generate revenue and cash flow.

Because many of our competitors have substantially greater capabilities and resources, they may be able to develop products before us or develop more effective products or market them more effectively which would limit our ability to generate revenue and cash flow.

Competition in our industry is intense. Potential competitors in the U.S. and Europe are numerous most of which have substantially greater capital resources, marketing experience, research and development staffs and facilities than us. Competing technologies and products may be more effective than any of those that are being or will be developed by us.

If we fail to keep up with rapid technological change, our technologies and products could become less competitive or obsolete.

The software industry is characterized by rapid and significant technological change. We expect that automotive technology will continue to develop rapidly, and our future success will depend on our ability to develop and maintain a competitive position. Technological development by others may result in products developed by us, branded or generic, becoming obsolete before they are marketed or before we recover a significant portion of the development and commercialization expenses incurred with respect to these products.

We depend on patent and proprietary rights to develop and protect our technologies and products, which rights may not offer us sufficient protection.

The software industry places considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. Our success will depend on our ability to obtain and enforce protection for products that we develop under United States and foreign patent laws and other intellectual property laws, preserve the confidentiality of our trade secrets and operate without infringing the proprietary rights of third parties.

We also rely upon trade secret protection for our confidential and proprietary information. Others may independently develop substantially equivalent proprietary information and techniques or gain access to our trade secrets or disclose our technology. We may not be able to meaningfully protect our trade secrets which could limit our ability to exclusively produce products.

We require our employees, consultants, members of the scientific advisory board and parties to collaborative agreements to execute confidentiality agreements upon the commencement of employment or consulting relationships or a collaboration with us. These agreements may not provide meaningful protection of our trade secrets or adequate remedies in the event of unauthorized use or disclosure of confidential and proprietary information.

If we lose key management or other personnel our business will suffer.

We are highly dependent on the principal members of our management staff. We also rely on consultants and advisors to assist us in formulating our development strategy. Our success also depends upon retaining key management and technical personnel, as well as our ability to continue to attract and retain additional highly-qualified personnel. We face intense competition for personnel from other companies, government entities and other organizations. We may not be successful in retaining our current personnel. We may not be successful in hiring or retaining qualified personnel in the future. If we lose the services of any of our management staff or key technical personnel, or if we fail to continue to attract qualified personnel, our ability to acquire, develop or sell products would be adversely affected.

Our management and internal systems might be inadequate to handle our potential growth.

Our success will depend in significant part on the expansion of our operations and the effective management of growth. This growth will place a significant strain on our management and information systems and resources and operational and financial systems and resources. To manage future growth, our management must continue to improve our operational and financial systems and expand, train, retain and manage our employee base. Our management may not be able to manage our growth effectively. If our systems, procedures, controls, and resources are inadequate to support our operations, our expansion would be halted and we could lose our opportunity to gain significant market share. Any inability to manage growth effectively may harm our ability to institute our business plan.

Because we have international operations, we will be subject to risks of conducting business in foreign countries.

International operations constitute a part of our business, and we are subject to the risks of conducting business in foreign countries, including:

o difficulty in establishing or managing distribution relationships;

o different standards for the development, use, packaging and marketing of our products and technologies;

o our inability to locate qualified local employees, partners, distributors and suppliers;

o the potential burden of complying with a variety of foreign laws, trade standards and regulatory requirements; and

o general geopolitical risks, such as political and economic instability, changes in diplomatic and trade relations, and foreign currency risks.

We cannot predict our future capital needs and we may not be able to secure additional financing which could affect our ability to operate as a going concern.

If adequate financing is not available, we may be required to delay, scale back or eliminate some of our research and development programs, to relinquish rights to certain technologies or products, or to license third parties to commercialize technologies or products that we would otherwise seek to develop. Any inability to obtain additional financing, if required, would have a material adverse effect on our ability to continue our operations and implement our business plan.

The prices we charge for our products and the level of third-party reimbursement may decrease and our revenues could decrease.

Our ability to commercialize products successfully depends in part on the price we may be able to charge for our products.

We may encounter significant financial and operating risks if we grow our business through acquisitions.

As part of our growth strategy, we may seek to acquire or invest in complementary or competitive businesses, products or technologies. The process of integrating acquired assets into our operations may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of our business. We may allocate a significant portion of our available working capital to finance all or a portion of the purchase price relating to possible acquisitions although we have no immediate plans to do so. Any future acquisition or investment opportunity may require us to obtain additional financing to complete the transaction. The anticipated benefits of any acquisitions may not be realized. In addition, future acquisitions by us could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which could materially adversely affect our operating results and financial position. Acquisitions also involve other risks, including entering markets in which we have no or limited prior experience.

The price of our common stock is likely to be volatile and subject to wide fluctuations.

The market price of the securities of software companies has been especially volatile. Thus, the market price of our common stock is likely to be subject to wide fluctuations. If our revenues do not grow or grow more slowly than we anticipate, or, if operating or capital expenditures exceed our expectations and cannot be adjusted accordingly, or if some other event adversely affects us, the market price of our common stock could decline. In addition, if the market for pharmaceutical and biotechnology stocks or the stock market in general experiences a loss in investor confidence or otherwise fails, the market price of our common stock could fall for reasons unrelated to our business, results of operations and financial condition. The market price of our stock also might decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. In the past, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. If we were to become the subject of securities class action litigation, it could result in substantial costs and a diversion of management's attention and resources.

The provisions of Delaware law may inhibit potential acquisition bids that stockholders may believe are desirable, and the market price of our common stock may be lower as a result.

We are subject to the anti-takeover provisions of Section 203 of the Delaware corporate statute, which regulates corporate acquisitions. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also have the effect of discouraging others from making tender offers for our common stock. As a result, these provisions may prevent our stock price from increasing substantially in response to actual or rumored takeover attempts. These provisions may also prevent changes in our management.

ITEM 2. MANAGEMENT DISCUSSION AND ANALYSIS

For the year ending June 30, 2005

The following discussion of the Company financial condition and results of operations should be read in conjunction with the audited historical consolidated financial statements and the notes accompanying those statements, which are included elsewhere herein. The results described below are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on the Company's current expectations, which are inherently subject to risks and uncertainties. Actual results and the timing of certain events may differ significantly from those projected in such forward-looking statements due to a number of factors. The Company undertakes no obligation beyond what is required under applicable securities law to publicly update or revise any forward looking statement to reflect current or future events or circumstances, including those set forth herein.

Overview

The Company is a leading provider of business management solutions primarily to retailers, tire and service chains, independent installers and wholesale distributors in the Automotive Aftermarket. The Company's business management solutions include systems, professional services, customer support and data services that its customers use to manage their critical day-to-day business operations through automated point-of-sale, inventory management, general accounting and e-commerce connectivity. The Company's revenues are derived from the following:

o Business management systems comprised of proprietary software applications, implementation and training; and

o Subscription-based services, including software support and maintenance, information (content) products and online services

Aftersoft Group, Inc., the Company, acquired AFS Tire Management Inc (formerly CarParts Technologies) on August 6, 2004 to increases its presence in North American market as well as to provide an operational foundation to penetrate its parts store software, from its subsidiary MAM limited into the North American market.

At the end of the fiscal year 2004 the company decided to discontinue the sales efforts of its software application focused on the tire distribution market temporarily. The Company decided to reengineer two of its other products with the necessary tire distributor functionality, over time, while it targeted select areas of the tire distribution market. This change in focus was expected to create a decrease in revenues during this reengineering period as well as increase the overall profitability of the Company through a reduction of cost of revenue and operational expenses.

Key Components of Results of Operations

Total Revenues. Total Revenues for the year ended June 30, 2005, increased by approximately $9.464 million, or 75.1%, compared to the year ended June 30, 2004 when revenues were entirely derived from MAM Software. The increase in revenues was due to the addition of Aftersoft Network North America to the AfterSoft Group on August 6, 2004. Revenues without Aftersoft Network North America were relatively unchanged.

Total Cost of Revenues. Total cost of revenues for the year ended June 30, 2005, increased by approximately $3.37 million or 57.6%, compared to the year ended June 30, 2004. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004. Cost of Revenues without Aftersoft Network North America was relatively unchanged.

For the reasons noted above, total gross profit increased by $6.1 million, or 90.3% for the year ended June 30, 2005 as compared to the year ended June 30,2004.

Operating Expenses. The following table sets forth, for the periods indicated, the Company's operating expenses and the variance thereof.



                                                            For the Year Months Ended June 30,
                                        ------------------------------------------------------------------
                                            2005              2004           Variance $        Variance %
                                        ------------      ------------      ------------      ------------
                                                                      In thousands $
Research and development                       2,665               584             2,081            356.72%
Sales and marketing                            1,970               701             1,269            180.89%
General and administrative                     4,377             4,101               276              6.73%
Depreciation and amortization                  1,421               316             1,105            350.08%
                                        ------------      ------------      ------------      ------------
Total Operating Expenses                      10,433             5,702             4,731             82.98%

Operating Expenses increased by $4.73 million for the year ended June 30, 2005 compared to the year ended June 30, 2004. This is due to the following:

Research and Development Expense. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004. Research and development expenses without Aftersoft Network North America were relatively unchanged.

Sales and marketing expenses. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004. Sales and marketing expenses without AFS Warehouse Distribution Management was relatively unchanged.

General and Administrative Expenses. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004. The increase was limited by lower payroll costs at MAM Software following a staffing review and rationalization.

Depreciation and Amortization. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004.and the subsequent revaluation of the Intangibles assets of the group. Depreciation and amortization expense increase by $1,105 thousand, or 350.1%.

Interest Expense. Interest expenses increased by $86,000, or 446%, compared to the year ended June 30, 2004. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004. Interest Expense without Aftersoft Network North America was relatively flat.

EBITDA and Net Income. The Company realized an EBITDA of $4.613 equating to $0.14 per share and before non-recurring items of $3.192 equating to $0.098 per share. The Company realized a net income of $2.06 million for the year ended June 30, 2005, compared to a net income of $1.02 million for the year ended June 30, 2004, a increase of $1.04 million, or 100.9%.

Liquidity and Capital Resources

The Company does not have outside sources of finance and will need to raise funds from existing shareholders or the capital markets to maintain its development plans. If it should encounter any unforeseen problems, the Company will review its budget and adjust the scheduling and costs of the development programs accordingly to allow the Company to operate until sufficient long term funding is achieved. However, a key element of our business strategy is to continue to acquire, obtain licenses for, and develop, new technologies and products that we believe offer unique market opportunities and/or complement our existing product lines.

For the Three months ended September 30, 2005

The following discussion of the Company financial condition and results of operations should be read in conjunction with the audited historical consolidated financial statements and the notes accompanying those statements, which are included elsewhere herein. The results described below are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on the Company's current expectations, which are inherently subject to risks and uncertainties. Actual results and the timing of certain events may differ significantly from those projected in such forward-looking statements due to a number of factors. The Company undertakes no obligation beyond what is required under applicable securities law to publicly update or revise any forward looking statement to reflect current or future events or circumstances, including those set forth herein.

Key Components of Results of Operations for the Three months ended September 30 2005

Total Revenues. Total Revenues for the three months ended September 30, 2005, decreased by approximately $708 thousand, or 12.9%, compared to the three months ended September 30, 2004. Decrease in revenues was due primarily due management's decision to discontinue sales efforts of its software application focused on tire distributor market at the end of fiscal year 2004. Management decided to target this market with its other software products which the tire functionality has been added to.

Total Cost of Revenues. Total cost of revenues for the three months ended September 30, 2005, increased by approximately $230 thousand, or 10.4%, compared to the three months ended September 30, 2004. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004. In the three months ended September 2004 the cost of revenues only included two months of labor focused on revenue generation, while in the three months ended September 30,2005 the cost of revenues included three months of these costs. On a comparative 3 month basis the Cost of Revenues actually decreased by $102 thousand, or 4.2%. The reason for this decrease is related to the reduction in personnel associated with the tire distribution product and other streamlining efforts.

For the reasons noted above, total gross profit decreased by $938 thousand, or 28.6% for the three months ended September 30, 2005 as compared to the three months ended September 30, 2005.

Operating Expenses. The following table sets forth, for the periods indicated, the Company's operating expenses and the variance thereof.



                                                            For The Three Months Ended September 30,
                                        ------------------------------------------------------------------
                                            2005              2004           Variance $        Variance %
                                        ------------      ------------      ------------      ------------
                                                                   In thousands $
Research and development                         774               709                65               9.2%
Sales and marketing                              479               477                 2               0.3%
General and administrative                       840               866               (25)             -2.9%
Depreciation and amortization                    298               359               (61)            -17.0%
                                        ------------      ------------      ------------      ------------
Total Operating Expenses                       2,391             2,411               (20)             -0.8%



Operating Expenses were relatively flat for the three months ended September 30, 2005 compared to the three months ended September 30, 2004. This is due to the following:

Research and Development Expense Research and Development Expenses increased by $65 thousand, or 9.2%, compared to the three months ended September 30, 2004. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004. In the three months ended September 2004 research and development expenses only included two months of labor focused on research and development, while in the three months ended September 30, 2005 research and development expenses included three months of these costs. On a comparative 3 month basis research and development expenses actually decreased by $91 thousand, or 11.8%.

Sales and marketing expenses. Sales and marketing expenses decreased by $2 thousand, or .3%, compared to the three months ended September 30, 2004. Consolidation of the sales personnel and the reduction in the sales effort on the tire distribution software product contributed to the overall reduction is sales and marketing costs. On a comparative three month basis sales and marketing expenses decreased by $126 thousand, or 26.3%

General and Administrative Expenses. General and administrative expenses decreased by $25 thousand, or 2.9%, compared to the three months ended September 30, 2004. Reduction in executive management as part of the Aftersoft Network North America acquisition and lower telecommunication costs were major factors in this decline. On a comparative three month basis, general and administrative expenses decreased by $300 thousand, or 35.7%.

Depreciation and Amortization. Depreciation and amortization expenses declined due to a complete amortization of the backlog portion of Aftersoft Network North America intangible asset.

Interest Expense. Interest expenses increased by $13 thousand, or 74%, compared to the three months ended September 30, 2004. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004. In the three months ended September 2004. Interest expenses only included two months of interest, while in the three months ended September 30, 2005 interest expenses included three months of these costs. On a comparative three month basis, interest expenses decreased by $34 thousand or 108.6%.

Net Income. As a result of the above factors, the Company realized a net loss of $82 thousand for the three months ended September 30, 2005, compared to a net income of $845 thousand for the three months ended September 30, 2004, a decrease of $927 thousand, or 109.7% for net income.

                         Liquidity and Capital Resources

The Company does not have outside sources of finance and will need to raise funds from existing shareholders or the capital markets to maintain its development plans. If it should encounter any unforeseen problems, the Company will review its budget and adjust the scheduling and costs of the development programs accordingly to allow the Company to operate until sufficient long term funding is achieved. However, a key element of our business strategy is to continue to acquire, obtain licenses for, and develop, new technologies and products that we believe offer unique market opportunities and/or complement our existing product lines.

ITEM 3. DESCRIPTION OF PROPERTY.

The Company has offices located at 32122 Camino Capistrano, Suite 100, San Juan Capistrano, CA, 92675. Our telephone number there is (949) 488-8860. We also have offices at 7310 Tilghman St. Allentown, PA 18106. Our telephone number there is (800)-803-9762. We also have offices at 1 Station Road, Deepcar, Sheffield, South Yorkshire, United Kingdom, S36 2SQ. Our Telephone number there is 011 44 870 766 7012. The Company leases its facilities and certain equipment pursuant to month to month and non-cancelable operating lease agreements that expire on various dates through February 2007. Terms of the leases provide for monthly payments ranging from $350 to $11,000.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) The following table sets forth certain information regarding the beneficial ownership of the Company's common stock by each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock:




                                Name and Address of                  Amount and Nature of             Percent of
Title of Class                    Beneficial Owner                     Beneficial Owner                  Class
    Common                    Auto Data Network, Inc.                        1,500                      100.00%
                           712 Fifth Avenue, 19th Floor,
                              New York, NY 10019-4108


(b) The following table sets forth certain information regarding the beneficial ownership of the Company's common stock by each director and executive officer of the Company and the directors and executives officers as a group:



--------------------------------------------------------------------------------
Name and Position                             Shareholding     % of Common Stock
--------------------------------------------------------------------------------

Ian Warwick President and CEO - Director          Nil                  0%
--------------------------------------------------------------------------------

Michael Jamieson COO - Director                   Nil                  0%
--------------------------------------------------------------------------------

Michael O' Driscoll CFO - Director                Nil                  0%
--------------------------------------------------------------------------------

Directors and Executive Officers as
a Group (3 persons)                               Nil                  0%
--------------------------------------------------------------------------------

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The Company's directors and executive officers are as follows:

Ian Warwick CEO, President and Director, age 45

Ian Warwick has spent the last twelve years building early stage technology companies, some of which have culminated in stock market listings. Mr Warwick also has extensive experience of corporate finance particularly linked to fund raising and private equity placements. He formerly served in the Royal Navy followed by several years as a consultant engineer within the oil industry.

Michael Jamieson, COO and Director, age 38

Michael Jamieson is the Managing Director of MAM Software Limited.("MAM"), a subsidiary of Auto Data Network, Inc. He has been with MAM since1991 when he joined its installation and configuration department. Mr. Jamieson has held a number of positions within MAM's implementation and support departments until his appointment as Department Manager for Workshop and Bodyshop Systems in 1995. Mr. Jamieson was promoted to the position of Associate Director of Workshop and Bodyshop Systems in 2002 before taking his current role as Managing Director in 2004.

Michael O'Driscoll CFO and Director, age 53

Michael O'Driscoll began his career at Deloitte & Touche. In 1978, he joined Merrydown plc, and became Financial Director and Company Secretary where he oversaw the float on the London Stock Exchange as CFO. While at Merrydown, Mr. O'Driscoll negotiated multiple acquisitions. From 1994 to 1995 he joined Key Finance Limited, a takeover specialist computer leasing company whose customers included Rolls Royce, Bank of America, Nynex, P&O, Massey Ferguson, BP, Amoco and Shell. From 1995 to date, he has held the position of Non-Executive Chairman of QV Foods Limited, a large produce supplier to Marks & Spencer, Sainsbury, Tesco and the United Kingdom wholesale market.

INVOLVEMENT IN CERTAIN MATERIAL LEGAL PROCEEDINGS DURING THE PAST FIVE YEARS

(1) No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations or is subject to any pending criminal proceeding.

(2) No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

(3) No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

(4) No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

ITEM 6. EXECUTIVE COMPENSATION

The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of direct.ors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.



                                                             Annual Compensation                         Long Term Compensation
                                        ------------------------------------------------------   -----------------------------------
                                                                                                    Securities            All
                                             Fiscal                                                 Underlying           Other
Name and Principal Position                   Year             Salary ($)         Bonus ($)           Options       Compensation ($)
                                        ----------------   ----------------   ----------------   ----------------   ----------------
Ian Warwick
  President and Chief Executive
  Officer of the company                                           0                   0                  0                  0

Michael Jamieson
  Chief Operating Officer of the
  company                                     2005                 0                   0                   0                 0

  As CEO of MAM Software, LTD                 2005           105,000               8,750                   0                 0
                                              2004            77,974                   0                   0                 0

Michael O'Driscoll
  Chief Financial Officer of the
  company                                     2005                 0                   0                   0                 0

Paul Van Den Berg
  Former President of CarParts
  Technologies                                2005           153,040                   0                   0                 0



ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The Company has not retained any promoters, public relations or investors relations firms and has not signed any agreements with third party members to provide these services.

ITEM 8. DESCRIPTION OF SECURITIES.

MARKET INFORMATION

The Company presently has 34,101,167 shares of common stock issued and outstanding.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders; have no preemptive rights; have no conversion or redemption rights or sinking fund; do not have cumulative voting rights; and share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

                                     PART II

ITEM 1. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The Company's Common stock is quoted on the OTC under the symbol "WWWT.OB".The Market Price for the Common Stock on December 21, 2005 was $1.10.

HOLDERS

As of December 21, 2005 there were 34,101,167 shares of common stock issued and outstanding and entitled to vote. Each share of common stock entitles its holder to one vote. The following table sets forth certain information as of December21, 2005, with respect to the ownership of Common Stock by each director and executive officer of the Company, and each person known by the Company to be the owner of more than five percent of any class of the Company's voting securities.



                           Name and Address of               Amount and Nature of            Percent of
Title of Class               Beneficial Owner                  Beneficial Owner                Class
Common                   Auto Data Network, Inc.                  32,500,000                   95.31%
                         712 Fifth Avenue, 19th Floor
                         New York, NY 10019-4108
                         Directors and Executive                     Nil                         0%
                         Officers as a Group (6
                         persons)



DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, and capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, and accordingly the Board of Directors does not anticipate declaring any dividends.

TRADING OF SECURITIES IN SECONDARY MARKET

The Company presently has 34,101,167 shares of common stock issued and outstanding.

TRANSFER AGENT

Our independent stock transfer agent is Corporate Stock Transfer, Inc. The mailing address and telephone number is: 3200 Cherry Creek South Drive, Suite 430, Denver, CO, 80209. (303) 282 4800.

ITEM 2. LEGAL PROCEEDINGS.

From time to time, the Company is subject to various legal claims and proceedings arising in the ordinary course of business. The ultimate disposition of these proceedings could have a materially adverse effect on the financial position or results of operations of the Company.

AFS Tire Management, Inc., formerly known as CarParts Technologies, Inc., has been informed of a verdict against it in a litigation in the Court of Common Please of Allegheny County, Pennsylvania, in favor of Aidan McKenna totaling $3,555,277, which it intends to vigorously appeal. AFS Tire Management, Inc. has made a provision of up to $1,650,000 in its accounts to cover the cost of any verdict with respect to this litigation as of June 30, 2005, even though it intends to vigorously appeal any judgment.

The claim in question relates to an asset purchase transaction. On November 13, 2002 Aidan J. McKenna ("McKenna") filed a complaint against CarParts Technologies, Inc., now known as AFS Tire Management, Inc. , in the Court of Common Pleas of Allegheny County, Pennsylvania. The complaint alleges that CarParts assumed a liability in excess of $2,053,000 for McKenna's employment agreement with Open Webs Corporation when CarParts acquired the assets of Open Webs. CarParts filed a claim for $1,000,000 for breach of contract alleging that McKenna continued to conduct business in the Open Webs Corporation in violation of the asset purchase agreement.

Homann Tire Ltd. filed a complaint against CarParts Technologies, Inc in California District Court on August 11, 2005. The complaint seeks $271, 048 in damages and alleges breach of contract, breach of warranty and intentional and negligent misrepresentative. The Company maintains the complaint is without merit

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

There has been no change in or disagreements with Accountants.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

There have been no recent sales of unregistered securities. Pursuant to the terms of the Agreement completed on December 21, 2005, the Company issued 32,500,000 shares of Common Stock, par value $0.001, to ADN in a non-public issuance exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(1), Section 4(6) and/or Regulation D. The shares so issued are "restricted shares" and may not be disposed of except in compliance with an applicable exemption from registration under U.S. securities laws or pursuant to an effective registration statement under U.S. securities laws.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Bylaws provide that the Company may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Articles of Incorporation, or the Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Articles of Incorporation, or the Bylaws. The Company's obligations of indemnification, if any, are conditioned upon the Company receiving prompt notice of the claim and the opportunity to settle and defend the claim. The Company has the right, to the extent permitted by law, to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Company.

                                    PART F/S
                              Aftersoft Group, Inc.

These Financial Statements have not been reviewed by our Independent Registered Public Accountants. The Company will be filing an amended restated 8K/A.

Consolidated Financial Statements June 30, 2005 and 2004

Aftersoft Group, Inc. Consolidated Balance Sheets
                       (In thousands, except share amount)

                                      As of
                                 June 30, 2005
ASSETS


Current Assets
   Cash                                                          $          194
   Accounts Receivable, net of reserve
     of $190,144 in 2005                                                  3,537
   Inventories                                                              358
   Notes Receivable                                                         510
   Other Current Assets                                                     115
                                                                 --------------
   Total Current Assets                                                   4,714
   Property & Equipment, Net                                                521
Other Assets
Goodwill                                                                 19,761
Complete Technology, net                                                  2,747
Customer Contracts / Relationships, net                                   3,338
Data Services, net                                                          311
Backlog, net                                                                  0
Software Development capitalized costs, net                                 939
Other Long Term Assets                                                       36
                                                                 --------------
   Net Other Assets                                                      27,133
                                                                 --------------
Total Assets                                                     $       32,368
                                                                 ==============

LIABILITIES
Current Liabilities
   Accounts payable                                              $        1,928
   Accrued expenses                                                         682
   Accrued legal expenses                                                 1,986
   Current Portion of long term debt                                      1,072
   Deferred Income                                                        1,634
   Taxes Payable                                                            492
   Other current liabilities                                                 23
                                                                 --------------
   Total Current Liabilities                                              7,817
Long Term Liabilities
   Deferred Income                                                          960
   Long Term Debt                                                           879
   Loan - ADN Inc                                                           884
   Discontinued Ops                                                         487
                                                                 --------------
   Total  Liabilities                                                    11,026
STOCKHOLDERS' EQUITY
   Common stock
     Par value $0.001; authorized,
     issued and outstanding 1,500
     at June 30, 2005                                                         0
   Additional Paid-in-Capital                                            20,937
   Other Comp Inc/(Loss)                                                   (345)
   Retained Earnings                                                        749
                                                                 --------------
   Total Stockholders Equity                                             21,341
                                                                 --------------
Total Liabilities & Stockholders' Equity                         $       32,367
                                                                 ==============



The accompanying notes are an integral part of these financial statements.

Aftersoft Group, Inc. Consolidated Statement of Operations
                       (In thousands, except share amount)



                                                                         For Years Ending June 30,
                                                                       ----------------------------
                                                                           2005            2004
                                                                       ------------    ------------
Revenues                                                               $     22,062    $     12,598
Cost of Revenues                                                              9,225           5,853
                                                                       ------------    ------------
Gross Profit                                                                 12,837           6,745

Operating Expenses
Research and development                                                      2,665             584
Sales and marketing                                                           1,970             702
General and administrative                                                    4,377           4,101
Depreciation and amortization                                                 1,421             316
                                                                       ------------    ------------
Total Operating Expenses                                                     10,433           5,702

Operating income / (loss)                                                     2,404           1,042

Other income / (expense)
Investment income                                                                 0               0
Interest and other income                                                       (12)              0
Interest expense                                                               (105)            (19)
                                                                       ------------    ------------
Total other income / (expense)                                                 (117)            (19)

Pre-tax income / (loss)                                                       2,287           1,023

Provision for income taxes*                                                     231               0
Goodwill written-off                                                              0               0

                                                                       ------------    ------------
Net income / (loss)                                                    $      2,056    $      1,023

Foreign Curreny Translation loss                                                 (3)           (342)
                                                                       ------------    ------------
Comprehensive Income                                                   $      2,053    $        681
                                                                       ============    ============

Earnings Per share attributed to common stock                          $   1,450.75    $   1,547.80
Average number of shares of common stock outstanding - basic                  1,417             661

Earnings Per share attributed to common stock assuming dilution        $   1,450.75    $   1,547.80
Average number of shares of common stock outstanding - fully diluted          1,417             661



The accompanying notes are an integral part of these financial statements.

Aftersoft Group, Inc. Consolidated Equity Rollforward
                      (In thousands, except share amounts)



                              Common Stock Foreign
                            ----------------------------       Paid In         Currency     Accumulated         Total
                                Shares         Amount          Capital       Translation  Income/(deficit)     Equity
                            ------------    ------------    ------------    ------------    ------------    ------------
Balance, June 30, 2003               661               0    $      9,063              --    $     (2,330)   $      6,733
Foreign Currency
  Translation                         --              --              --            (342)             --            (342)
Net income for the year               --              --              --              --           1,023           1,023
                            ------------    ------------    ------------    ------------    ------------    ------------
Balance, June 30, 2004               661               0           9,063            (342)         (1,307)          7,414

CarParts Technologies
  Acquisition                        839               0          11,874              --              --          11,874
Foreign Currency
  Translation                         --              --              --              (3)             --              (3)
Net income for the year               --              --              --              --           2,056           2,056
                            ------------    ------------    ------------    ------------    ------------    ------------
Balance, June 30, 2005             1,500               0    $     20,937    $       (345)   $        749    $     21,341



The accompanying notes are an integral part of these financial statements.

Aftersoft Group, Inc. Consolidated Statement of Cashflows
                                 (In thousands)



                                                                                   For Years Ending June 30,
                                                                                --------------------------------
                                                                                     2005              2004
                                                                                --------------    --------------
Operating activities
Net Income                                                                      $        2,056    $        1,023
Adjustments to Net Income
   Depreciation and Amortization                                                         1,517               316
   Deferred income taxes                                                                  (114)           (1,115)
   Other, net                                                                                0                 0
   Changes in assets and liabilities (net of the effect of acquisition):
     Trade accounts receivable                                                             194              (718)
     Inventories                                                                           107                57
     Prepaid expenses and other assets                                                     155               334
     Accounts payable                                                                      542               388
     Deferred revenue                                                                   (4,498)              737
     Accrued expenses and other liabilities                                                (55)             (570)
                                                                                --------------    --------------
Net cash provided by operating activities                                                  (96)              452
Investing Activities
   Cash acquired in acquisition                                                            490                 0
   Purchase of property and equipment                                                     (370)             (225)
   Capitalized software development costs                                                 (285)              (86)
   Proceeds from sale of assets                                                              0                 0
                                                                                --------------    --------------
Net cash provided by (used in) investing activities                                       (165)             (311)
Financing Activities
   Proceeds from debt facility                                                             605               416
   Debt issuance costs                                                                       0                 0
   Payment on long-term debt                                                              (155)             (224)
                                                                                --------------    --------------
Net cash provided by (used in) financing activities                                        450               192
   Effect of exchange rate changes                                                          (2)             (342)
                                                                                --------------    --------------

   Net change in cash and cash equivalents                                                 187                (9)
   Cash and cash equivalents, beginning of period                                            7                16
                                                                                --------------    --------------
   Cash and cash equivalents, end of period                                     $          194    $            7
                                                                                ==============    ==============

Supplemental disclosures of cash flow information Cash paid during the period for:
        Interest                                                                          (105)              (19)
        Income taxes                                                                        15                 0

   non cash transactions during the period for:
     CarParts Technologies, Inc. acquisition

        Cash                                                                    $      490,455
        Current Assets                                                               1,131,706
        Property and equipment                                                         140,360
        Other Long Term Assets                                                          36,722
        Current Liabilities                                                         (4,115,435)
        Deferred Income                                                             (4,872,022)
        Long Term Debt                                                              (1,150,998)
                                                                                --------------
        Discontinued Ops                                                              (485,850)

        Estimated fair value of tangible net assets acquired                        (9,315,517)
        Goodwill                                                                    15,889,779
        Complete Technology                                                          1,760,000
        Customer Contracts / Relationships                                           3,100,000
        Backlog,                                                                       440,000
                                                                                --------------
                                                                                $   11,874,262
                                                                                ==============



The accompanying notes are an integral part of these financial statements.

                              AFTERSOFT GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          FOR YEAR ENDING JUNE 30, 2005

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The relevant accounting policies and procedures are listed below.

Basis of Presentation

As of June 30, 2005, Aftersoft Group, Inc. was a wholly subsidiary of Auto Data Network, Inc.

Aftersoft Group is a leading provider of business and supply chain management solutions primarily to automotive parts manufacturers, retailers, tire and service chains, independent installers and wholesale distributors in the automotive aftermarket. The Company conducts its businesses through subsidiaries with operations in Europe and North America. MAM Software Limited is the leading supplier of software to the automotive parts market in the U.K. MAM Software consists of MAM Autopart Ltd, MAM AutoCat Ltd. and MAM Autowork Ltd., which are all based in Sheffield, UK. Aftersoft Network North America, Inc. is comprised of AFS Warehouse Distribution Management, Inc. and AFS Tire Management Inc., which are based in San Juan Capistrano, California and AFS Autoservice, Inc., which is based in Allentown PA. Aftersoft Network North America was formerly known as CarParts Technologies Acquisition, Inc. and AFS Tire Management was formerly known as CarParts Technologies, Inc. Together these subsidiaries are the second largest supplier of software to the automotive parts market in the U.S.

The Company operates on a June 30 fiscal year end.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Goodwill and Other Intangible Assets

Goodwill represents the excess of cost over the fair value of assets acquired. Goodwill is tested for impairment on an annual basis, and between annual tests if indicators of potential impairment exist, using a fair-value-based approach. No impairment of goodwill has been identified during any of the periods presented.

Concentrations of Credit Risk

Cash

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At June 30, 2005, the Company had approximately $1,105,000 in these accounts in excess of the FDIC insurance limits.

Customers

The Company performs periodic evaluations of its customers and maintains allowances for potential credit losses as deemed necessary. The Company generally does not require collateral to secure its accounts receivable. Credit risk is managed by discontinuing sales to customers who are delinquent. The Company estimates credit losses and returns based on management's evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

No customer accounted for more than 10% of the Company's revenues during the years ended June 30, 2004, 2005.

Geographic Concentrations

The Company conducts business in the United States and Canada, and the United Kingdom. The Company derives 43% of it revenue from its North American operations and 57% from its UK operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company's management include, but are not limited to, the collectibility of accounts receivable, the recoverability of long-lived assets and valuation of deferred tax assets. Actual results could materially differ from those estimates.

Fair Value of Financial Instruments

The Company's consolidated financial instruments consist of cash, accounts receivable, related party notes payable, accounts payable and accrued expenses. The carrying value of such instruments, approximate fair value as of June 30, 2005 due to short term maturities such as financial instruments. The difference between the fair value and recorded values of the related party notes payable is not significant.

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the related lease terms. Equipment under capital lease obligations is depreciated over the shorter of the estimated useful lives of the related assets or the term of the lease. Maintenance and routine repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations.

Software Development Costs

Research and development costs, which consist of software development costs, are expensed as incurred. Software development costs primarily include payments made to employees and independent software developers under development agreements. SFAS No. 86, Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed, provides for the capitalization of certain software development costs incurred after technological feasibility of the software is established or for the development costs that have alternative future uses. The Company believes that the technological feasibility of the underlying software is not established until substantially all product development is complete, which generally includes the development of a working model.

Goodwill

In accordance with Statement of Financial Accounting Standards No. 142, ("SFAS 142"), Goodwill and Other Intangible Assets, the Company ceased amortizing its goodwill beginning in 2002. SFAS 142 addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. In addition, SFAS 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition.

SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. Goodwill will be subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments reported by the Company. An impairment loss will be recorded for any goodwill that is determined to be impaired. The Company performs impairment testing on all existing goodwill at least annually. Based on its analysis, the Company's management believes that no impairment of the carrying value of its goodwill existed at December 28, 2004. There can be no assurance however, that market conditions will not change or demand for the Company's products and services will continue which could result in impairment of goodwill in the future.

Long-Lived Assets

The Company's management assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At June 30, 2005 the Company's management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products and services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions. Accordingly, software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, and collectibility is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met. In accordance with SOP 98-9, the Company accounts for delivered elements in accordance with the residual method when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements. Revenues on undelivered elements are recognized once delivery is complete.

In those instances where arrangements include significant customization, contractual milestones, acceptance criteria or other contingencies (which represents the majority of the Company's arrangements), the Company accounts for the arrangements using contract accounting, as follows:

1) When customer acceptance can be estimated, expenditures are capitalized as work in process and deferred until completion of the contract at which time the costs and revenues are recognized.

2) When customer acceptance cannot be estimated based on historical evidence, costs are expensed as incurred and revenue is recognized at the completion of the contract when customer acceptance is obtained.

The Company records amounts billed to customers in excess of recognizable revenue as customer advances and deferred revenue in the accompanying consolidated balance sheets.

Revenues for maintenance agreements are recognized ratably over the terms of the service agreement.

Translation of Currency

Management has determined that the functional currency of its subsidiaries is the local currency. Assets and Liabilities of the subsidiary are translated into U.S. dollars at the year end exchange rates. Income and expenses are translated at an average exchange rate for the period and the resulting translation loss adjustments are accumulated as a separate component of stockholders' equity, which totaled $3,932 and $17,932 at June 30, 2005 and 2004, respectively.

Foreign currency gains and losses from transactions denominated in other then respective local currencies are included in income. There were no foreign currency translation gains during the years ended June 30, 2005 and 2004.

Comprehensive Income

Comprehensive income includes all changes in equity (net assets) during a period from non-owner sources. For the years ended June 30, 2005 and 2004, the components of comprehensive income consist of foreign currency translation losses.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes. The deferred taxation has not been discounted.

                      Basic and Diluted Earnings Per Share

Basic earnings l per common share is computed based on the weighted average number of shares outstanding for the period.

Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding assuming all potential dilutive common shares were issued. Basic and diluted loss per share are the same for the periods presented as the impact under the treasury stock method of dilutive stock options and would have had no effect in shares outstanding for the years ended June 30, 2005 and 2004, respectively.

The following is a reconciliation of the numerator and denominators of the basic and diluted loss per share computation for the years ending June 30:



                                                                            2005                 2004
                                                                        -------------       -------------
Numerator for basic and diluted income per share:
   Net income available to common stockholders                          $   2,056,080       $   1,023,093

Denominator for basic and diluted income per common share:

   Weighted average of common shares outstanding                                1,417                 661
                                                                        -------------       -------------
   Net income per common share available to common
   shareholders                                                         $    1,450.75       $    1,547.80
                                                                        =============       =============



Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-based Payment (statement 123(R)") to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. The cost will be measured based on the fair value of the equity or liability instrument used. Statement 123 (R) covers a wide range of share based compensation arrangements including share options, restricted share plans, performance based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces SFAS No. 123 and supercedes ABP 25. The company will be required to apply Statement 123(R) in 2006. The company is in the process of evaluating whether the adoption of Statement 123(R) will have a significant impact on the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No. 153, Exchange of Nonmonetary Assets - and amendment to ABP Opinion No. 29, Accounting for Nonmonetary Transactions, SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets, which were previously required to be recorded on a carry over basis rather then a fair value basis. Instead, this statement provides that exchanges of non-monetary assets do not have a commercial substance be reported at a carryover basis rather then a fair value basis. A non-monetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The company does not expect the adoption of SFAS No. 153 to have an impact on its financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections -- a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement applies to all voluntary changes in accounting principle and changes required by an accounting pronouncement where no specific transition provisions are included. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. Retrospective application is limited to the direct effects of the change; the indirect effects should be recognized in the period of the change. This statement carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. However, SFAS No. 154 redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The provisions of SFAS No. 154 are effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005, although early adoption is permitted. The Company does not anticipate that the implementation of this standard will have a material impact on its condensed consolidated results of operations, cash flows or financial position.

NOTE 2. ACQUISITIONS

The accompanying consolidated statements of income include the results of operations of the acquired entities from the date of acquisition.

CarParts Technologies

On August 6, 2004, the stock of CarParts Technologies for total purchase consideration of $11,874,262, comprised of the following



Equity                                                         $  9,124,262
Debt Cancellation                                                 2,750,000
                                                               ------------

                                                               $ 11,874,262
                                                               ============

The purchase price was allocated to the fair value of the assets acquired, as follows:



Cash                                                           $    490,455
Current Assets                                                    1,131,706
Property and equipment                                              140,360
Other Long Term Assets                                               36,722
Current Liabilities                                              (4,115,435)
Deferred Income                                                  (4,872,022)
Long Term Debt                                                   (1,150,998)
Discontinued Ops                                                   (485,850)
                                                               ------------

Estimated fair value of tangible net assets acquired             (9,315,517)
Goodwill                                                         15,889,779
Complete Technology                                               1,760,000
Customer Contracts / Relationships                                3,100,000
Backlog,                                                            440,000
                                                               ------------

                                                               $ 11,874,262
                                                               ============



NOTE 3. INTANGIBLE ASSETS

Intangible assets consist of the following as of June 30, 2005



                                                                   2005
                                                               ------------

Assets not subject to amortization:
Goodwill                                                       $ 19,760,938
                                                               ------------
Total                                                            19,760,938

Assets subject to amortization:
Complete Technology, net                                          2,710,777
Customer Contracts / Relationships, net                           3,337,837
Data Services, net                                                  307,118
Backlog, net                                                              0

Software development costs                                        1,605,361
   Less accumulated amortization                                   (625,230)
                                                               ------------
Net Software Development Costs                                      980,131
                                                               ------------

Net Amortizable intangible Costs                                  7,335,863
Total intangible assets                                        $ 27,096,801
                                                               ============

      Years Ending June 30,
      ---------------------
      2006                                                     $  1,275,156
      2007                                                        1,194,471
      2008                                                        1,024,136
      2009                                                          737,256
      2010 and Longer                                             3,104,844
                                                               ------------
Total                                                          $  7,335,863
                                                               ============

For the years ended June 30, 2005 and 2004, the Company recognized amortization expense on its software development and goodwill costs of $1,204,605 and $162,028, respectively.

NOTE 4. DISCONTINUED OPERATIONS

During June 2001, CarParts adopted a formal plan to abandon its internet retailing business (the "B2C Business"). The internet retailing business offered consumers parts and accessories for automobiles through the CarParts website, CarParts.com. As a result of the foregoing, the CarParts consolidated financial statements and notes to the consolidated financial statements reflect the results of the B2C Business. CarParts did not operate this business for any portion of 2005 or 2004.

The following is a summarized balance sheet of the discontinued operations as of June 30:



                                                                   2005
                                                               ------------

Current assets                                                 $          0
Other assets                                                              0
                                                               ------------
  Total assets                                                            0
Current liabilities                                                 487,385
Other liabilities                                                         0
                                                               ------------
  Total liabilities                                                 487,385
                                                               ------------
Net liability B2C Business                                     $    487,385
                                                               ============



NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of June 30, 2005 and 2004:



                                                                   2005
                                                               ------------
Computer and office equipment                                  $    433,443
Furniture and equipment                                             371,584
Leasehold improvements                                              118,356
Equipment under capital leases                                      290,505
                                                               ------------
                                                                  1,213,889
Less accumulated depreciation and amortization                     (692,751)
                                                               ------------
                                                               $    521,138
                                                               ============



Depreciation for fixed assets for the years ended June 30, 2005 and 2004 was $312,925 and $XXXXX, respectively.

NOTE 6. LONG TERM OBLIGATIONS



                                                                                             2005
                                                                                       ---------------

Note payable to a bank, bearing interest at 8.75% per annum; payable in monthly installments of principal and interest of $2,197 through December 2005; secured by accounts receivable
and any work in process.                                                                        25,192

Note payable to former owners of acquired businesses, bearing interest at 9% per annum; payable in monthly installments of principal and interest of $12,984 and increasing to $13,177 in August 2004, through May 2007;
secured by certain assets of the Company.                                                      277,423

Notes payable to former owners of acquired businesses, bearing interest at 8%
per annum; payable in monthly installments of interest of $6,098 through
December 2003 and of principal and interest of $11,098 and increasing periodically to $20,905 through May 2007, at which time the
remaining balance is due.                                                                      791,166

The company has a line of credit with the bank to borrow up to $537,900 with an interest of base plus 3.5%, which is
reviewed annually.                                                                             558,542

Notes Payable to former owner of acquired business, bearing interest at 0% per annum; payable in monthly installments of
principle of $12,551 through March, 2006                                                       104,548

The company has various Capital lease obligations, with various interest rates;
secured by equipment; repaid over
time through December 2009                                                                     193,560

                                                                                       ---------------
                                                                                             1,950,430
Less current maturities                                                                     (1,071,968)
                                                                                       ---------------
                                                                                       $       878,462
                                                                                       ===============

Future maturities of long-term obligations at June 30, 2005 are as follows:

                                Years Ending June 30,
                                         2006                   $     1,071,968
                                         2007                           838,700
                                         2008                            36,000
                                         2009                             3,762
                                                                ---------------
                                                                $     1,950,430
                                                                ===============

NOTE 7. PROVISION FOR INCOME TAXES

The Company has United States federal and state tax net operating loss carryforwards available for future periods of approximately $2,852,751 at June 30, 2005. The bulk of these losses expire in 2025. As a result of the changes in the ownership of the Company, as defined in Section 382 of the Internal Revenue Code, there may be limitations on the amount of net operating loss carryforwards that may be utilized in the future.

The provision for United State income taxes consists of the following for the year ending June 30, 2005 is:



                                                 June 30, 2005
                     --------------------------------------------------------------------
                       USA Federal       USA State        UK Corporate         Total
                     --------------    --------------    --------------    --------------
Current              $           --    $        2,500    $      217,000    $      219,500
Deferred                         --                --                --                --
                     --------------    --------------    --------------    --------------
Total                $           --    $        2,500    $      217,000    $      219,500
                     ==============    ==============    ==============    ==============



The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets consist of the following at June 30,


2005

                                                               June 30, 2005
                                                               -------------
Deferred tax assets:
     Net operating loss carryforwards                          $   1,222,041
   Research and depreciation tax credits                             266,000

Discontinued operations                                              208,791
     Reserves and accruals                                           411,184
                                                               -------------
         Total deferred tax assets                                 2,108,016
Deferred tax liabilities:
     Depreciation and amortization                                   (34,979)
                                                               -------------

Valuation Allowance                                               (2,073,037)

         Total net deferred tax assets                         $           0
                                                               =============



The reasons for the difference between total tax expense and the amount computed by applying the UK statutory income tax rates to income before income taxes at June 30, 2005 are as follows

                                                               June 30, 2005
                                                               -------------
Taxes at statutory rates applied to income
 before income taxes                                           $     313,000

Increase (reduction) in tax resulting from:
Non Deductible expenses                                               22,000
Add back depreciation                                                 40,000
Capital allowances                                                   (34,500)
Research and development relief                                      (26,000)
Disposal of fixed assets                                               1,000
Benefit of net operating loss carryforwards                                0
Prior year adjustment                                                139,500
                                                               -------------
                                                               $     (96,000)
Income tax charge for the year                                 $     217,000
                                                               =============



The Company believes that uncertainty exists with respect to future realization of the deferred tax assets and has established a valuation allowance for the full amount as of June 30, 2005

NOTE 8. Stockholders Equity

The authorized capital stock of the Company consists of One Thousand Five Hundred (1,500) shares of common stock, $0.001 par value, all of which shares are or will be issued and outstanding at the time of closing. The company initially had 27 shares outstanding during its formation. The company issued an additional 634 shares for the acquisition of MAM Software Limited. The company then issued 839 shares for the acquisition of CarParts Technologies, Inc.

NOTE 9. Commitments and Contingencies

Operating Leases

The Company leases its facilities and certain equipment pursuant to month to month and non-cancelable operating lease agreements that expire on various dates through February 2007. Terms of the leases provide for monthly payments ranging from $350 to $11,000. For the years ended June 30, 2005 and 2004, the Company incurred rent expense totaling approximately $642,999 and $366,045 respectively.

Future annual minimum payments under non-cancelable operating leases are as follows:



Years Ending June 30,
2006                      $     284,862
2007                            282,301
2008                            130,874
2009                                  0
                          -------------
                          $     698,037
                          =============



Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. In connection with its customers contracts the company indemnifies the customer that the software provided does not violate any US patent. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheets.

NOTE 10. LITIGATION

From time to time, the Company is subject to various legal claims and proceedings arising in the ordinary course of business. The ultimate disposition of these proceedings could have a materially adverse effect on the financial position or results of operations of the Company.

AFS Tire Management, Inc., formerly known as CarParts Technologies, Inc., has been informed of a verdict against it in a litigation in the Court of Common Please of Allegheny County, Pennsylvania, in favor of Aidan McKenna totaling $3,555,277, which it intends to vigorously appeal. AFS Tire Management, Inc. has made a provision of up to $1,650,000 in its accounts to cover the cost of any verdict with respect to this litigation as of June 30, 2005, even though it intends to vigorously appeal any judgment.

The claim in question relates to an asset purchase transaction. On November 13, 2002 Aidan J. McKenna ("McKenna") filed a complaint against CarParts Technologies, Inc., now known as AFS Warehouse Distribution Management, Inc., in the Court of Common Pleas of Allegheny County, Pennsylvania. The complaint alleges that CarParts assumed a liability in excess of $2,053,000 for McKenna's employment agreement with Open Webs Corporation when CarParts acquired the assets of Open Webs. CarParts filed a claim for $1,000,000 for breach of contract alleging that McKenna continued to conduct business in the Open Webs Corporation in violation of the asset purchase agreement.

Homann Tire Ltd. filed a complaint against CarParts Technologies, Inc in California District Court on August 11, 2005. The complaint seeks $271, 048 in damages and alleges breach of contract, breach of warranty and intentional and negligent misrepresentative. The Company maintains the complaint is without merit.

Note 11. Related Party Transactions

AutoData Networks, Inc and Aftersoft Group, Inc. periodically provide capital and services on behalf of the other. These items are moved through a liabilities account on Aftersoft' Group, Inc.'s balance sheet. The timing and due date is not specified on this balance.

NOTE 12. Subsequent Events

General

Auto Data Network has provided to Aftersoft $290,000 in capital between October 1, 2005 and December 7, 2005 to assist in the pay down of its vendors. This advance has been added to the intercompany balance.

Auto Data Networks as part of the merger with W3 has agreed accept the assignment all the issued shares of Mam North America Inc from Mam Software Limited and to forgive $350,000 in intercompany debt on December 21, 2005.

On December 21, 2005, W3 Group, Inc. (the "Company") consummated an Acquisition Agreement ("Agreement") to acquire all of the outstanding shares of common stock of Aftersoft Group, Inc., a Delaware corporation ("Aftersoft") in exchange for the issuance of 32,500,000 newly issued shares of the Company, par value $.0001 per share (the "Common Stock"), to Auto Data Network, Inc. (ADN), a Delaware corporation and the sole shareholder of Aftersoft.

Aftersoft Group, Inc. Consolidated Financial Statements For Three Months ending September 30, 2005 and 2004

Aftersoft Group, Inc. Balance Sheet
                                 (In thousands)

                                As of 9/30/2005
                                  (unaudited)
                                     ASSETS


 Current Assets
   Cash                                                         $           159
   Accounts Receivable, net of reserve of $195,851 in 2005                3,682
   Inventories                                                              414
   Notes Receivable                                                         510
   Other Current Assets                                                     110
                                                                ---------------
   Total Current Assets                                                   4,875
Property & Equipment, Net                                                   468
Other Assets
Goodwill                                                                 19,761
Complete Technology, net                                                  2,662
Customer Contracts / Relationships, net                                   3,244
Data Services, net                                                          308
Backlog, net                                                                  0
Software Development capitalized costs, net                               1,015
   Other Long Term Assets                                                    39
                                                                ---------------
   Net Other Assets                                                      27,028
                                                                ---------------
Total Assets                                                    $        32,371
                                                                ===============

LIABILITIES
Current Liabilities
   Accounts payable                                             $         1,700
   Accrued expenses                                                         933
   Accrued legal expenses                                                 1,986
   Current Portion of long term debt                                      1,091
   Deferred Income                                                        1,583
   Taxes Payable                                                            760
   Other current liabilities                                                 22
                                                                ---------------
   Total Current Liabilities                                              8,075
Long Term Liabilities
   Deferred Income                                                          904
   Long Term Debt                                                           765
   Loan - ADN Inc                                                           890
   Discontinued Ops                                                         487
                                                                ---------------
   Total Liabilities                                                     11,121
STOCKHOLDERS' EQUITY
   Preferred Stock                                                            0
   Common stock, Net                                                          0
   Additional Paid-in-Capital                                            20,937
   Other Comp Inc/(Loss)                                                   (354)
   Accumulated Income / (deficit)                                           667
                                                                ---------------
   Total Stockholders Equity                                             21,250
                                                                ---------------
Total Liabilities & Stockholders' Equity                        $        32,371
                                                                ===============



The accompanying notes are an integral part of these financial statements.

Aftersoft Group, Inc. Statement of Operations
                                 (In thousands)



                                                                      For The Three Months Ended
                                                                       ------------------------
                                                                          2005          2004
                                                                       (unaudited)   (unaudited)
                                                                       ----------    ----------
Revenues                                                               $    4,779    $    5,487
Cost of Revenues                                                            2,439         2,209
                                                                       ----------    ----------
Gross Profit                                                                2,340         3,278

Operating Expenses
Research and development                                                      774           709
Sales and marketing                                                           479           477
General and administrative                                                    840           866
Depreciation and amortization                                                 298           359
                                                                       ----------    ----------
Total Operating Expenses                                                    2,391         2,411

Operating income / (loss), before Interest and Depreciation                   (51)          867
                                                                       ----------    ----------

Other income / (expense)
Investment income                                                               0             0
Interest and other income                                                       0             1
Interest expense                                                              (31)          (18)
                                                                       ----------    ----------
Total other income / (expense)                                                (31)          (17)

Pretax income / (loss)                                                        (82)          850

Provision for income taxes                                                      0             5
Goodwill written-off                                                            0             0

                                                                       ----------    ----------
Net income / (loss)                                                    $      (82)   $      844
                                                                       ==========    ==========

Earnings Per share attributed to common stock                              (54.97)       725.13
Average number of shares of common stock outstanding - basic                1,500         1,164

Earnings Per share attributed to common stock assuming dilution            (54.97)       562.89
Average number of shares of common stock outstanding - fully diluted        1,500         1,500



The accompanying notes are an integral part of these financial statements.

Aftersoft Group, Inc. Consolidated Statement of Cashflows
                                 (In thousands)



                                                                         For three months Ending September 30,
                                                                                ------------------------
                                                                                   2005          2004
                                                                                ----------    ----------
Operating activities
Net Income                                                                      $      (82)   $      844
Adjustments to Net Income
   Depreciation and Amortization                                                       272           359
   Deferred income taxes                                                               268          (117)
   Gain on sale of assets                                                                0            16
   Other, net
   Changes in assets and liabilities (net of the effect of acquisition):
     Trade accounts receivable                                                        (145)          433
     Inventories                                                                       (56)           47
     Prepaid expenses and other assets                                                 768          (259)
     Accounts payable                                                                 (228)         (918)
     Deferred revenue                                                                 (107)       (1,565)
     Accrued expenses and other liabilities                                            250           649
                                                                                ----------    ----------
Net cash provided by operating activities                                              939          (511)
Investing Activities
   Cash acquired in acquisition                                                        490
   Purchase of property and equipment                                                    0            (4)
   Capitalized software development costs                                             (111)          (86)
                                                                                ----------    ----------
Net cash provided by (used in) investing activities                                   (111)          400
Financing Activities
   Proceeds from debt facility                                                        (758)          639
   Payment on long-term debt                                                           (96)         (223)
                                                                                ----------    ----------
Net cash provided by (used in) financing activities                                   (854)          416

 Effect of exchange rate changes                                                        (9)            1
                                                                                ----------    ----------
   Net change in cash and cash equivalents                                             (35)          306
   Cash and cash equivalents, beginning of period                                      194             7
                                                                                ----------    ----------
   Cash and cash equivalents, end of period                                     $      159    $      313
                                                                                ==========    ==========

Supplemental disclosures of cash flow information Cash paid during the period for:
        Interest                                                                $       31    $       18
        Income taxes                                                            $        0    $        0



The accompanying notes are an integral part of these financial statements

                              AFTERSOFT GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THREE MONTHS ENDING SEPTEMBER 30, 2005

NOTE 1. Management's Representation

The financial statements included herein have been prepared by Aftersoft Group, Inc. (the "Company"), without audit, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Certain information normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America has been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the three months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending June 30, 2006. It is suggested that the financial statements be read in conjunction with the audited financial statements and notes thereto for the year ended June 30, 2005.

NOTE 2. Nature of Business

Basis of Presentation

Aftersoft Group, Inc. is a wholly subsidiary of Auto Data Network, Inc.

Aftersoft Group is a leading provider of business and supply chain management solutions primarily to automotive parts manufacturers, retailers, tire and service chains, independent installers and wholesale distributors in the automotive aftermarket. The Company conducts its businesses through subsidiaries with operations in Europe and North America. MAM Software Limited is the leading supplier of software to the automotive parts market in the U.K. MAM Software consists of MAM Autopart Ltd, MAM AutoCat Ltd. and MAM Autowork Ltd., which are all based in Sheffield, UK. Aftersoft Network North America, Inc. is comprised of AFS Warehouse Distribution Management, Inc. and AFS Tire Management Inc., which are based in San Juan Capistrano, California and AFS Autoservice, Inc., which is based in Allentown PA. Aftersoft Network North America was formerly known as CarParts Technologies Acquisition Corp. and AFS Tire Management was formerly known as CarParts Technologies, Inc. Together these subsidiaries are the second largest supplier of software to the automotive parts market in the U.S.

The Company operates on a June 30 fiscal year end.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Goodwill and Other Intangible Assets

Goodwill represents the excess of cost over the fair value of assets acquired. Goodwill is tested for impairment on an annual basis, and between annual tests if indicators of potential impairment exist, using a fair-value-based approach. No impairment of goodwill has been identified during any of the periods presented.

Concentrations of Credit Risk

Cash

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At September 30, 2005, the Company had approximately $70,000 in these accounts in excess of the FDIC insurance limits.

Customers

The Company performs periodic evaluations of its customers and maintains allowances for potential credit losses as deemed necessary. The Company generally does not require collateral to secure its accounts receivable. Credit risk is managed by discontinuing sales to customers who are delinquent. The Company estimates credit losses and returns based on management's evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

No customer accounted for more than 10% of the Company's revenues during the quarter ending September 30, 2004, 2005.

Geographic Concentrations

The company does business in North America (consisting of the United States and Canada) and the United Kingdom. The companies revenues are comprise of 33% from North American operations and 67% from UK operations

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company's management include, but are not limited to, the collectibility of accounts receivable, the recoverability of long-lived assets and valuation of deferred tax assets. Actual results could materially differ from those estimates.

Fair Value of Financial Instruments

The Company's consolidated financial instruments consist of cash, accounts receivable, related party notes payable, accounts payable and accrued expenses. The carrying value of such instruments, approximate fair value as of June 30, 2005 due to short term maturities such as financial instruments. The difference between the fair value and recorded values of the related party notes payable is not significant.

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the related lease terms. Equipment under capital lease obligations is depreciated over the shorter of the estimated useful lives of the related assets or the term of the lease. Maintenance and routine repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations.

Software Development Costs

Research and development costs, which consist of software development costs, are expensed as incurred. Software development costs primarily include payments made to employees and independent software developers under development agreements. SFAS No. 86, Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed, provides for the capitalization of certain software development costs incurred after technological feasibility of the software is established or for the development costs that have alternative future uses. The Company believes that the technological feasibility of the underlying software is not established until substantially all product development is complete, which generally includes the development of a working model.

Goodwill

In accordance with Statement of Financial Accounting Standards No. 142, ("SFAS 142"), Goodwill and Other Intangible Assets, the Company ceased amortizing its goodwill beginning in 2002. SFAS 142 addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. In addition, SFAS 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition.

SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. Goodwill will be subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments reported by the Company. An impairment loss will be recorded for any goodwill that is determined to be impaired. The Company performs impairment testing on all existing goodwill at least annually. Based on its analysis, the Company's management believes that no impairment of the carrying value of its goodwill existed at December 28, 2004. There can be no assurance however, that market conditions will not change or demand for the Company's products and services will continue which could result in impairment of goodwill in the future.

Long-Lived Assets

The Company's management assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At June 30, 2005 the Company's management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products and services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions. Accordingly, software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, and collectibility is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met. In accordance with SOP 98-9, the Company accounts for delivered elements in accordance with the residual method when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements. Revenues on undelivered elements are recognized once delivery is complete.

In those instances where arrangements include significant customization, contractual milestones, acceptance criteria or other contingencies (which represents the majority of the Company's arrangements), the Company accounts for the arrangements using contract accounting, as follows:

1) When customer acceptance can be estimated, expenditures are capitalized as work in process and deferred until completion of the contract at which time the costs and revenues are recognized.

2) When customer acceptance cannot be estimated based on historical evidence, costs are expensed as incurred and revenue is recognized at the completion of the contract when customer acceptance is obtained.

The Company records amounts billed to customers in excess of recognizable revenue as customer advances and deferred revenue in the accompanying consolidated balance sheets.

Revenues for maintenance agreements are recognized ratably over the terms of the service agreement.

Translation of Currency

Management has determined that the functional currency of its subsidiaries is the local currency. Assets and Liabilities of the subsidiary are translated into U.S. dollars at the year end exchange rates. Income and expenses are translated at an average exchange rate for the period and the resulting translation loss adjustments are accumulated as a separate component of stockholders' equity, which totaled $3,932 and $17,932 at June 30, 2005 and 2004, respectively.

Foreign currency gains and losses from transactions denominated in other then respective local currencies are included in income. There were no foreign currency translation gains during the years ended June 30, 2005 and 2004.

Comprehensive Income

Comprehensive income includes all changes in equity (net assets) during a period from non-owner sources. For the years ended June 30, 2005 and 2004, the components of comprehensive income consist of foreign currency translation losses.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes. The deferred taxation has not been discounted.

                      Basic and Diluted Earnings Per Share

Basic earnings l per common share is computed based on the weighted average number of shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding assuming all potential dilutive common shares were issued. Basic and diluted loss per share are the same for the periods presented as the impact under the treasury stock method of dilutive stock options and would have had no effect in shares outstanding for the years ended June 30, 2005 and 2004, respectively.

The following is a reconciliation of the numerator and denominators of the basic and diluted loss per share computation for the years ending June 30:



                                                                 2005           2004
                                                             ------------   ------------
Numerator for basic and diluted income per share:
    Net income available to common stockholders              $  2,056,080   $  1,023,093

Denominator for basic and diluted income per common share:

    Weighted average of common shares outstanding                   1,417            661

                                                             ------------   ------------
    Net income per common share available to common
    shareholders                                             $   1,450.75   $   1,547.80
                                                             ============   ============



Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-based Payment (statement 123(R)") to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. The cost will be measured based on the fair value of the equity or liability instrument used. Statement 123 (R) covers a wide range of share based compensation arrangements including share options, restricted share plans, performance based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces SFAS No. 123 and supercedes ABP 25. The company will be required to apply Statement 123(R) in 2006. The company is in the process of evaluating whether the adoption of Statement 123(R) will have a significant impact on the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No. 153, Exchange of Nonmonetary Assets - and amendment to ABP Opinion No. 29, Accounting for Nonmonetary Transactions, SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets, which were previously required to be recorded on a carry over basis rather then a fair value basis. Instead, this statement provides that exchanges of non-monetary assets do not have a commercial substance be reported at a carryover basis rather then a fair value basis. A non-monetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The company does not expect the adoption of SFAS No. 153 to have an impact on its financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections -- a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement applies to all voluntary changes in accounting principle and changes required by an accounting pronouncement where no specific transition provisions are included. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. Retrospective application is limited to the direct effects of the change; the indirect effects should be recognized in the period of the change. This statement carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. However, SFAS No. 154 redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The provisions of SFAS No. 154 are effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005, although early adoption is permitted. The Company does not anticipate that the implementation of this standard will have a material impact on its condensed consolidated results of operations, cash flows or financial position.

NOTE 3. Stockholders Equity

The authorized capital stock of the Company consists of One Thousand Five Hundred (1,500) shares of common stock, $0.001 par value, all of which shares are or will be issued and outstanding at the time of closing. The company initially had 27 shares outstanding during its formation. The company issued an additional 634 shares for the acquisition of MAM Software Limited. The company then issued 839 shares for the acquisition of CarParts Technologies, Inc.

NOTE 4. Commitments and Contingencies

Legal Matters

From time to time, the Company is subject to various legal claims and proceedings arising in the ordinary course of business. The ultimate disposition of these proceedings could have a materially adverse effect on the financial position or results of operations of the Company.

AFS Tire Management, Inc., formerly known as CarParts Technologies, Inc., has been informed of a verdict against it in a litigation in the Court of Common Please of Allegheny County, Pennsylvania, in favor of Aidan McKenna totaling $3,555,277, which it intends to vigorously appeal. AFS Tire Management, Inc. has made a provision of up to $1,650,000 in its accounts to cover the cost of any verdict with respect to this litigation as of June 30, 2005, even though it intends to vigorously appeal any judgment.

The claim in question relates to an asset purchase transaction. On November 13, 2002 Aidan J. McKenna ("McKenna") filed a complaint against CarParts Technologies, Inc., now known as AFS Warehouse Distribution Management, Inc., in the Court of Common Pleas of Allegheny County, Pennsylvania. The complaint alleges that CarParts assumed a liability in excess of $2,053,000 for McKenna's employment agreement with Open Webs Corporation when CarParts acquired the assets of Open Webs. CarParts filed a claim for $1,000,000 for breach of contract alleging that McKenna continued to conduct business in the Open Webs Corporation in violation of the asset purchase agreement.

Homann Tire LTD Vs. CarParts Technologies filed a complaint against the Company in California District Court on August 11, 2005 regarding the Company's obligations pursuant to a software license agreement that it entered into with Homann on October 18, 2002 (the "Agreement"). Homann alleges breach of contract, breach of warranty and intentional and negligent misrepresentation. The Company maintains the complaint is without merit.

dict.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. . In connection with its customers contracts the company indemnifies the customer that the software provided does not violate any US patent. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheets.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              Aftersoft Group, Inc.





                                          By: /s/ Ian Warwick
                                              ----------------------------------
                                              Ian Warwick
                                              Chief Executive and President

Date: December 29, 2005